Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 3, 2007, among Petro Resources Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

R E C I T A L S

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

A G R E E M E N T

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(l).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day other than Saturday, Sunday and any day on which banks are required or authorized by law to be closed in the State of Texas.

“Certificate of Designations” means a certificate of designations of the Series A Preferred Stock, in the form of Exhibit A attached hereto.

“Closing” means the consummation of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, other instrument, or other subscription or purchase right with respect to Common Stock, that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Assets” means all assets and properties (including contract rights) of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), operated, owned, licensed or leased by the Company or its Subsidiaries.

“Company Material Contracts” means all contracts, agreements and instruments that (i) relate to any joint venture to which the Company or any Subsidiary thereof is a party or by which any of their respective material assets are bound, (ii) in any way restrict the ability of the Company or any Affiliate thereof from transacting any line of business, soliciting any clients or employees of any person or otherwise competing in any manner with any person, (iii) are between the Company or any Subsidiary thereof and any Company stockholder or Affiliate thereof, (iv) evidence indebtedness for borrowed money of the Company or any Subsidiary thereof in excess of $100,000 individually or $500,000 in the aggregate, (v) provide for annual payments of $500,000 in any period of twelve (12) months or $1,000,000 for the life of the contract, agreement or instrument, or (vi) any other contract, agreement or instrument that is material to the business, financial condition or operating of the Company and its Subsidiaries, taken as a whole.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered by the Company to the Purchasers contemporaneously with the execution of this Agreement.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(r).

“Insurance Policies” shall have the meaning ascribed to such term in Section 3.1(s).

“Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest, claim, option, lease, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(p).

“Option” shall have the meaning ascribed to such term in Section 3.1(i).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture or other non-corporate business enterprise, limited liability company, joint stock company, trust, organization, business, labor union or government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit “B” attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Underlying Shares.

“Remaining Warrants” means common stock purchase warrants purchased by the Purchasers from the Company that will not be delivered by the Purchasers for cancellation in accordance with Section 2.1.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and Underlying Shares.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.01 par value, of the Company, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations.”

“Shares” means the 2,240,467 shares of Series A Preferred Stock issued or issuable in the aggregate to the Purchasers pursuant to this Agreement.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the sum of the Cash Consideration, Consideration Shares and Warrants to be delivered by such Purchaser in consideration of the Shares to be purchased hereunder by such Purchaser as specified on Schedule A hereto opposite the name of such Purchaser thereon, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Market” means the American Stock Exchange or any other market or exchange in the United States on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Certificate of Designations and the Registration Rights Agreement executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and the Remaining Warrants.

“Warrants” collectively mean 160,000 common stock purchase warrants purchased by the Purchasers from the Company in February 2006, each warrant entitling its holder to purchase one share of Common Stock at an exercise price of $3.00, expiring in 2009.

1.2    Other Definitional Provisions.

(a)    As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, unless the context requires otherwise, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, revenues, accounts, leasehold interests and contract rights, (iv) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any applicable restrictions hereunder), (v) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments and transfers set forth herein), and (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time.

(b)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II.
PURCHASE AND SALE

2.1    Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase, severally and not jointly, the number of Shares set forth on Schedule A hereto opposite the name of each such Purchaser, (which in the aggregate shall equal 2,240,467 Shares), for the Subscription Amount set forth thereon opposite the name of each such Purchaser. On the Closing Date, the Company shall deliver to each Purchaser its respective Shares to be issued at the Closing, and each Purchaser shall deliver to the Company its portion of the following aggregate consideration as specified on Schedule A:

(i)    $2,000,000 of immediately available funds via wire transfer (“Cash Consideration”);

(ii)   1,573,800 shares (“Consideration Shares”) of Common Stock presently held by the Purchasers and which shall be cancelled and returned to the treasury of the Company; and

(iii)   160,000 Warrants presently held by the Purchasers and which shall be cancelled by the Company.

The parties acknowledge and agree that the purchase price per Share shall be $3.00, and for purposes of this Agreement each Consideration Share has been valued by the parties at $3.00 per Consideration Share.

2.2    Closing. The Closing shall occur at the offices of Greenberg Traurig, LLP, 650 Town Center Drive, Suite 1700, Costa Mesa, California 92626, or such other location as the parties shall mutually agree, on the date hereof, after all conditions set forth in Sections 2.3 and 2.4 are satisfied or waived (the “Closing Date”) or such other date and at such other time as the Company and the Purchasers may mutually agree.

2.3    Deliveries.

(a)    On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)    this Agreement duly executed by the Company;

(ii)    the Registration Rights Agreement duly executed by the Company;

(iii)   one or more stock certificates evidencing the number of Shares to be issued to each Purchaser as specified on Schedule A, registered in the name of such Purchaser;

(iv)   evidence that the Certificate of Designations has been filed and has become effective on or prior to the Closing Date with the Secretary of State of Delaware;

(v)    the certificate described in Section 2.4(b)(iii); and

(vi)   certificates of good standing for the Company and its Subsidiaries issued as of a recent date by the Secretary of State of the State of Delaware, and a certificate dated as of the Closing Date executed by an officer of the Company certifying (A) that the attached resolutions of the board of directors of the Company approving the Transaction Documents and the transactions contemplated thereby are true, complete and correct and remain unamended and in full force and effect, (B) that the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Remaining Warrants, at least 2,500,000 shares of Common Stock, and (C) as to the incumbency and specimen signature of each officer of the Company executing each Transaction Document and any other document delivered in connection herewith.

(b)    On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)    this Agreement duly executed by such Purchaser;

(ii)   such Purchaser’s portion of the Cash Consideration by wire transfer to one or more accounts as specified by the Company to the Purchasers at least two (2) Business Days prior to the Closing;

(iii)   original certificates representing the Purchaser’s share of the Consideration Shares, along with stock powers and Medallion guarantees effectively transferring the Consideration Shares to the Company for cancellation in form satisfactory to the Company;

(iv)   original certificates representing the Purchaser’s share of the Warrants, along with an assignment effectively transferring the Warrants to the Company for cancellation in form satisfactory to the Company; and

(v)    the Registration Rights Agreement duly executed by such Purchaser.

2.4    Closing Conditions.

(a)    The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the representations and warranties of each of the Purchasers contained in Section 3.2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) at and as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of such other date;

(ii)    all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii)   the delivery by each Purchaser of a certificate dated as of the Closing Date executed by an officer of each Purchaser certifying that the conditions set forth in Sections 2.4(a)(i) and 2.4(a)(ii) have been satisfied; and

(iv)   the delivery by the Purchasers of the items set forth in Section 2.3(b) of this Agreement.

(b)    The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)    the representations and warranties of the Company contained in Section 3.1 of this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) at and as of the Closing Date with the same force and effect as if made as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) as of such other date;

(ii)   all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)   the delivery by the Company of a certificate dated as of the Closing Date executed by an officer of the Company certifying that the conditions set forth in Sections 2.4(b)(i) and 2.4(b)(ii) have been satisfied; and

(iv)   the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Contemporaneously with the execution and delivery of this Agreement by the Company, the Company is delivering to the Purchasers the Disclosure Schedules with numbered sections corresponding to the relevant sections in this Article III. Except as set forth in the corresponding section of the Disclosure Schedules, the Company represents and warrants to the Purchasers as follows:

(a)    Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company does not own any capital stock, membership interests or other ownership or equity interests, whether direct or indirect, in any Person that is not a Subsidiary of the Company.

(b)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and could not reasonably be expected to result in (i) a material adverse effect on the assets, business, properties, prospects, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment or delay of the Company’s ability to perform its obligations under any Transaction Document (either of (i) or (ii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out and perform its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder (including the issuance and sale of the Shares) and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)    Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens imposed by any Purchaser) other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the Securities issuable pursuant to this Agreement.

(g)    Capitalization. As of the Closing, the capitalization of the Company is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for the Shares or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, stock appreciation rights, phantom stock, other rights with equity features, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing July 26, 2006 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, except as set forth on Schedule 3.1(h), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. Except as set forth on Schedule 3.1(h), the financial statements of the Company included or incorporated by reference in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth on Schedule 3.1(h), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Option. Except as set forth on Schedule 3.1(o), each stock option granted by the Company or any of its Subsidiaries (an “Option”) to any Person (i) has been granted in accordance with the applicable terms and conditions of the plan or arrangement pursuant to which it was granted and (ii) was granted at an exercise price equal to or greater than the last sale price of a share as of the date of grant. The date of grant of each Option reflected on the books and records of the Company and used in determining the accounting charge, if any, in respect of such Option is the actual date on which such Option was granted. There is no internal or external investigation ongoing or completed, the subject of which was wholly or partially the determination of the proper grant date of Options. For purposes of this Section 3.1(i), the term “Option” includes each stock option which would be an Option but for the fact that it was exercised prior to the date of this Agreement.

(j)    Company Material Contracts. Each Company Material Contract is in full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Material Contract is in material breach of or in material default under any Company Material Contract, and, to the Company’s knowledge, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has such party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

(k)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) none of the Company and any Company Subsidiaries maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission, (iv) the Company has not altered its accounting methods, principles or practices, (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, and (vii) the Company has not suffered any material damage, destruction or loss of or to any of its property or assets. The Company does not have pending before the Commission any request for confidential treatment of information.

(l)    Litigation. There is no Proceeding against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares. There is no Action that has not been disclosed in the SEC Reports. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)   Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is or has been a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)    Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any local, foreign, state or federal statute, rule or regulation of any governmental authority (“Laws”), including all Laws applicable to its business and all such Laws that relate to pollution or protection of the environment or worker health and safety (“Environmental Laws”).

(o)    Environmental Laws. To the knowledge of the Company, the oil and gas operations in which the Company or any of the Subsidiaries holds an ownership interest (i) are in compliance in all material respects with applicable Environmental Laws, (ii) are not subject to any material liabilities arising pursuant to Environmental Laws, and (iii) are not subject to any material Actions arising pursuant to Environmental Laws.

(p)    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits has not had and could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. All Material Permits are valid and in full force and effect, and the Company or the respective Subsidiary of the Company that is a party thereto is in compliance with each such Material Permit.

(q)    Assets.

(i)  Title to Assets. The Company and/or the Subsidiaries have good and marketable title in fee simple to all parcels of real property and facilities owned by the Company and/or the Subsidiaries, or good and valid leasehold title to all parcels of real property and facilities leased by the Company and/or the Subsidiaries, and good and marketable title in all personal property owned by them that is material to the business of the Company and/or the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and/or the Subsidiaries, and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Each of the real property leases (including all modifications, amendments and supplements) that pertain to parcels of real property or facilities leased by the Company and/or the Subsidiaries is in full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. Neither the Company nor any of the Subsidiaries have any knowledge that there is any condemnation, eminent domain or similar proceeding pending or threatened with respect to any of the real property.

(ii)   Sufficiency of Assets. As of the Closing Date, the Company Assets constitute all the properties, assets and rights as are necessary and sufficient for the operation of the business of the Company and its Subsidiaries as it is conducted as of the Closing Date.

(r)    Patents and Trademarks.

(i)    The Company and the Subsidiaries own all right, title and interest in, or have a valid right to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, domain names, software and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as presently conducted and currently contemplated to be conducted (collectively, the “Intellectual Property Rights”), free and clear of all Liens. Schedule 3.1(r) sets forth a complete and accurate list of all such Intellectual Property Rights that have been registered, have issued or are subject to pending applications, in any jurisdiction throughout the world.

(ii)   Schedule 3.1(r) sets forth a complete and accurate list of all intellectual property licenses under which the Company or any of its Subsidiaries is a licensor, licensee, distributor or reseller, excluding licenses granted to the Company or its Subsidiaries for mass-marketed software. The Company and its Subsidiaries have substantially performed all of their respective obligations under such intellectual property licenses.

(iii)   The conduct of the Company and its Subsidiaries as currently conducted and as conducted in the past has not and does not infringe, misappropriate or violate any intellectual property rights of any Person and there are no claims pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries claiming that the conduct of the Company or its Subsidiaries infringes or may infringe the intellectual property rights of any third party. To the knowledge of the Company, all Intellectual Property Rights are valid and enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(iv)    The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. Each present or past employee, officer, consultant or any other Person who developed any part of any of the Intellectual Property Rights owned by the Company or its Subsidiaries has executed a valid and enforceable agreement with the Company or its Subsidiaries obligating the employee or contractor to keep any Company or Subsidiary confidential information confidential both during and after the term of employment or contract and conveying any and all right, title and interest in and to all intellectual property developed by such Person in connection with such Person’s employment or contract to the Company or its Subsidiaries.

(s)    Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the “Insurance Policies”) with insurance carriers believed by the Company to be reputable against all risks of a character and in such amounts, in all material respects, as are usually insured against by similarly situated companies in the same or similar businesses. Each material Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Company or any of its Subsidiaries is in default with respect to any material provision of any such Insurance Policy, and there has not been any cancellation, non-renewal or termination, or threatened cancellation, non-renewal or termination of insurance coverage under any Insurance Policy. As of the date hereof, the Company has sufficient access to replacement insurance coverage such that, in the event of the cancellation or non-renewal of any given Insurance Policy, the Company would reasonably be expected to be able to maintain insurance coverage on terms and in amounts comparable in all material respects to its current insurance coverage under the Insurance Policies in effect as of the date hereof. As of the date hereof, neither the Company nor any of its Subsidiaries has suffered any loss that is not covered by any given Insurance Policy.

(t)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, entered into on an arm’s length basis, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(u)    Internal Controls and Procedures. The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s and its Subsidiaries’ disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company and its Subsidiaries in the SEC Reports are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company and its Subsidiaries as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder. The Company and its applicable Subsidiaries have disclosed, based on their most recent evaluations, to the Company’s and such Subsidiaries’ outside auditors and the audit committee of the board of directors of the Company and such Subsidiaries (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s and such Subsidiaries’ ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or such Subsidiaries’ internal controls over financial reporting.

(v)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any action taken by the Company or its Affiliates.

(w)    Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance, sale and conversion of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(x)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)    Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, except as set forth on Schedule 3.1(y). No impediment or condition exists to the Company's obligations to register the Underlying Shares as contemplated by the Registration Rights Agreement.

(z)    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(aa)   No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary. There are no tax returns of the Company or its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its Subsidiaries has received notice), where the findings of such audit could reasonably be expected to have a Material Adverse Effect.

(cc)    ERISA. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its Subsidiaries, that together with the Company would be deemed an ERISA Affiliate, for employees or former employees of the Company and its ERISA Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or any of its ERISA Affiliates would have any material liability has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any material liability; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan".

(dd)    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)    Williston Basin Acquisition. The Company has entered into a definitive agreement with an unaffiliated party relating to the acquisition of an interest in 15 oil fields located in the Williston Basin in North Dakota, and the transactions contemplated thereby have been consummated. Such agreement is in full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to the agreement is in material breach of or in material default thereunder and, to the Company’s knowledge, no event has occurred or is continuing that with notice or lapse of time or both would constitute such a breach or default, nor has such party given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof, nor has any claim for indemnification arisen thereunder.

3.2    Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the Closing Date to the Company as follows:

(a)    Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)    Valid Transfer. The Purchaser is the sole and complete owner of the Consideration Shares and Warrants being transferred by such Purchaser to the Company hereunder, when paid for by the Company pursuant to this Agreement, the Purchaser shall transfer complete right, title and ownership to the Consideration Shares and Warrants being transferred by Purchaser to the Company hereunder free and clear of any encumbrances or restrictions except as provide for under U.S. federal securities laws.

(c)    Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d)    Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(e)    Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)    General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)    Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transaction, including Short Sales, in the securities of the Company since January 1, 2007 (the “Discussion Date”) to the date hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(h)    Access to Information. Such Purchaser acknowledges that it has received and had the opportunity to review copies of the SEC Reports. Such Purchaser further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; provided, however, that nothing in this Section 3.2(h) shall limit the representations and warranties of the Company in Section 3.1 or the rights of any Indemnified Party pursuant to Article V.

(i)    Restrictions on Shares. Without limiting the Company’s obligations pursuant to the Registration Rights Agreement, such Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, or (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1    Transfer Restrictions.

(a)    The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)    The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

4.2    Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3    Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4    Securities Laws Disclosure; Publicity. The Company shall, within one Business Day of the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and the Company shall file a Current Report on Form 8-K which shall attach the Transaction Documents thereto by 8:30 am on the second Business Day following the Closing Date. The contents of the press release and Form 8-K shall be acceptable to the Purchasers in their reasonable discretion. No Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company; provided, however, that such consent shall not be required for any disclosure by any Purchaser of this Agreement and the other Transaction Documents in a confidential offering memorandum related to such Purchaser and its affiliated funds and accounts. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.5    Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6    Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon (i) conversion of all outstanding Shares (without regard to any limitations on conversions), and (ii) exercise of all outstanding Remaining Warrants (without regard to any limitations on exercises).

4.7    Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing to list all of the Underlying Shares on such Trading Market. The Company further agrees that, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.8    Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage in any transactions, including any Short Sales, in the securities of the Company during the period commencing as of the date hereof and ending 48 hours after the time that the transactions contemplated by this Agreement are consummated. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until 48 hours after the time that the transactions contemplated by this Agreement are consummated, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that the covering of short sales of shares of the Common Stock “against the box” made prior to the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

ARTICLE V.
INDEMNIFICATION

5.1    Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement and each other Transaction Document, the Company agrees to indemnify and hold harmless the Purchasers, their respective Affiliates and their respective officers, directors, agents, employees and partners (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel), damages or other Liabilities (“Losses”) resulting from (i) any breach of any representation or warranty, covenant or agreement of the Company or any of its Subsidiaries made to the Purchasers in any of the Transaction Documents or any other certificates or documents delivered by the Company to the Purchasers pursuant to the Transaction Documents at the Closing, or (ii) any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any other Transaction Document, the transactions contemplated thereby, or any Indemnified Party’s role herein or therein; provided, however, that the Company shall not be liable for any Losses subject to clause (ii) that arise from the material breach of a Transaction Document, intentional malfeasance by a Purchaser or an Indemnified Party. In addition, the Company shall not be liable under this Section 5.1 for any amount paid in settlement of claims without the Company’s consent. If and to the extent that any indemnification under this Section 5.1 is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for out-of-pocket expenses as set forth above, the Company agrees to reimburse each Indemnified Party for all such out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party.

5.2    Notification. Each Indemnified Party under this Article V will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article V, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any Liability which it may have to such Indemnified Party other than pursuant to this Article V or, unless, and only to the extent that, such omission is materially prejudicial to the Company. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, any conflict or potential conflict exists between the Company and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article V for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE VI.
MISCELLANEOUS

6.1    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except that the Purchasers shall reimburse the Company for one-half of the Company’s legal fees incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

6.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 3:30 p.m. (Houston time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:30 p.m. (Houston time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding not less than 51% of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of each the other party (other than by merger); provided, however, that each Purchaser may assign all of its rights or obligations hereunder without the consent of the Company, to an Affiliate of such Purchaser or in connection with such Purchaser’s private sale or transfer of 50% or more of the Shares to a third party (or to one or more third parties that are Affiliates).

6.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Delaware State. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9    Survival. The provisions of Article III and Article V of this Agreement shall survive the Closing and the delivery of the Shares.

6.10   Further Assurances. Each of the parties shall execute, acknowledge and deliver any further documents, assurances or other matters, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party and as are necessary or desirable to carry out the purpose of this Agreement.

6.11    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14    Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

6.15    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PETRO RESOURCES CORPORATION	Address for Notice:
By: /s/ Wayne P. Hall Wayne P. Hall, Chief Executive Officer	5100 Westheimer, Suite 200 Houston, TX 77056 Fax: (713) 968-9283

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

SCHEDULE A

		Purchaser’s Portion of Aggregate Consideration
Name & Address of Purchaser	Shares Purchased	Cash	Consideration Shares	Warrants
Touradji DeepRock Master Fund, Ltd. 101 Park Avenue 47th Floor New York, NY 10178 Attn: Thomas S. Dwan	1,344,280	$1,200,000	944,280	96,000
Touradji Global Resources Master Fund, Ltd. 101 Park Avenue 47th Floor New York, NY 10178 Attn: Thomas S. Dwan	896,187	$800,000	629,520	64,000

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:    Touradji Global Resources Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:   /s/ Thomas S. Dwan

Name of Authorized Signatory:   Thomas S. Dwan

Title of Authorized Signatory:   CFO of Investment Manager

Email Address of Purchaser:    td@touradji.com

Fax Number of Purchaser:    212-984-8881

Address for Notice of Purchaser:
101 Park Avenue, 48th Floor
New York, New York 10178

Address for Delivery of Shares for Purchaser (if not same as above):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:    Touradji Deep Rock Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:   /s/ Thomas S. Dwan

Name of Authorized Signatory:   Thomas S. Dwan

Title of Authorized Signatory:   CFO of Investment Manager

Email Address of Purchaser:    td@touradji.com

Fax Number of Purchaser:    212-984-8881

Address for Notice of Purchaser:
101 Park Avenue, 48th Floor
New York, New York 10178

Address for Delivery of Shares for Purchaser (if not same as above):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

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